INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report of Telecom Wireless Corporation and Subsidiary dated March 31, 2000, appearing in the Company's Form 10-Q (SEC File No. 000-28507). We also consent to the reference to us under the caption "Experts" in the Reoffer Prospectus.




                                        /s/  Ehrhardt, Keefe, Steiner & Hottman



Denver, Colorado
July 21, 2000